UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 14, 2019

Technical Communications Corporation
(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-34816	04-2295040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Domino Drive, Concord, MA 01742
(Address of Principal Executive Offices) (Zip Code)

(978) 287-5100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	TCCO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01. Other Events.

On October 14, 2019, Technical Communications Corporation (the “Company”) received notice that the Nasdaq Hearings Panel (the “Panel”) of the Nasdaq Stock Market (“Nasdaq”) granted the Company’s request for continued listing of the Company’s shares on the Nasdaq Stock Market until December 13, 2019.  In order to remain on Nasdaq, on or before December 13, 2019, the Company must file its Annual Report on Form 10-K for the fiscal year ended September 28, 2019, which shall report over $500,000 in net income from continuing operations.  The Company had received notice from the Nasdaq Listing Qualifications Department on June 25, 2019 that it did not comply with the minimum $2.5 million shareholders’ equity requirement in Listing Rule 5550(b)(1), and a hearing was held on September 5, 2019 to discuss the Qualification Department’s denial of the Company’s request for continued listing.  The Panel’s decision set forth in the October 14, 2019 notice followed such hearing.

In order to fully comply with the terms of this exception, the Company must be able to demonstrate compliance with all requirements for continued listing on Nasdaq. In the event the Company is unable to do so, its securities may be delisted.

A copy of the press release dated October 16, 2019 announcing the Panel’s decision is attached as Exhibit 99.1 to this report and incorporated herein.

Item 9.01. Financial Statements and Exhibits.

a. Financial statements of businesses acquired. Not applicable.
b. Pro forma financial information. Not applicable.
c. Shell company transactions. Not applicable.
d. Exhibits:

Exhibit No.	Title

99.1	Press Release dated October 16, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technical Communications Corporation

Date: October 16, 2019	By:	/s/ Carl H. Guild, Jr.
Carl H. Guild, Jr.
President and Chief Executive Officer